UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2009

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On March 16, 2009, LookSmart announced financial results for the fourth quarter and full year ended December 31, 2008. A copy of LookSmart’s press release is attached as Exhibit [99.1] hereto and incorporated by reference herein. The information in this Current Report is being “filed” and not furnished.

The press release attached as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business and other matters contained in the press release are “forward-looking” rather than “historic.” The press release also states that a more thorough discussion of certain factors which may affect the Company’s operating results is included, among other sections, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, its quarterly reports on Form 10-Q and its other public filings, which are on file with the SEC and available at the SEC’s website (http://www.sec.gov).

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

The exhibit listed below is being filed with this Form 8-K.

Exhibit No.	Description

99.1	Text of press release dated March 16, 2009, entitled “LookSmart Reports Fourth Quarter and Full Year 2008 Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/s/ Stephen C. Markowski
Stephen C. Markowski
Chief Financial Officer

Date: March 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release, dated March 16, 2009, entitled “LookSmart Reports Fourth Quarter and Full Year 2008 Results.”